EXHIBIT 4.1

			       STANDARD & POOR'S
		    A DIVISION OF THE McGRAW-HILL COMPANIES
				  J. J. KENNY
				  65 BROADWAY
			   NEW YORK, N.Y. 10006-2551
			    TELEPHONE (212) 770-4422
				FAX 212/797-8681

						   January 14, 1998

Frank A. Ciccotto, Jr.
Vice President
Tex-Exempt Evaluations


Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Defined Asset Funds
P.O. Box 9051
Princeton, New Jersey 08543-9051
The Bank of New York
101 Barclay Street
New York, New York 10286


RE: MUNICIPAL INVESTMENT TRUST FUND,
     MULTISTATE SERIES--300, DEFINED ASSET FUNDS

Gentlemen:

     We have examined the post-effective Amendment to the Registration Statement File No. 333-14433 for the above-captioned trust. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J. J. Kenny Co., Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Amendment of the reference to Kenny S&P Evaluation Services, a division of J. J. Kenny Co., Inc. as evaluator.

     In addition, we hereby confirm that the ratings indicated in the above-referenced Amendment to the Registration Statement for the respective bonds comprising the trust portfolio are the ratings currently indicated in our KENNYBASE database.

     You are hereby authorized to file copies of this letter with the Securities and Exchange Commission.

						   Sincerely,
						   FRANK A. CICCOTTO
						   Vice President